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                                            EXHIBIT (99)

OPERATING MARGIN AND RATE VOLUME ANALYSIS
D&N FINANCIAL CORPORATION

                                                    AVERAGE BALANCE        AVERAGE RATE           INTEREST
                                                ----------------------- ------------------- -----------------------
OPERATING MARGIN FOR
         YEAR TO DATE                            09/30/96     09/30/95   09/30/96   09/30/95   09/30/96   09/30/95
----------------------------------------------- ----------- ----------- ---------- ---------- ---------- ----------
                                                    (Dollars in thousands)
  INTEREST-EARNING ASSETS:
     Loans receivable                          $ 1,053,720   $  874,732     8.08%    8.08%     $ 63,881   $ 53,021
     Mortgage-backed securities                    130,588      143,641     7.55%    7.50%        7,399      8,085
     Investments                                    99,836      111,695     7.03%    6.82%        5,251      5,696
                                               -----------   ----------     ----     ----      --------   --------
                                                 1,284,145    1,130,068     7.95%    7.88%       76,531     66,802
                                               -----------   ----------     ----     ----      --------   --------

  INTEREST-BEARING LIABILITIES:
           Deposits                                934,395      836,584     4.69%    4.44%       32,823     27,797
           Borrowings
             Securities sold w/repo                 34,122       26,525     5.38%    6.06%        1,396      1,204
             Notes payable                         242,175      202,084     5.50%    6.10%       10,140      9,343
             Other borrowed money                    9,836       11,674     9.60%    9.79%          708        857
                                               -----------   ----------     ----     ----      --------   --------
               SUBTOTAL - BORROWINGS               286,132      240,283     5.63%    6.27%       12,244     11,404

           Interest rate instruments                  n/a         n/a         --     0.22%           --      2,421
                                               -----------   ----------     ----     ----      --------   --------
                                                 1,220,527    1,076,867     4.91%    5.07%       45,067     41,622
                                               -----------   ----------     ----     ----      --------   --------
         INTEREST RATE SPREAD                                               3.04%    2.81%
                                                                            ====     ====
  EXCESS AVERAGE EARNING ASSETS                $    63,618   $   53,200
                                               ===========   ==========

         NET INTEREST MARGIN                                                3.28%    3.05%     $ 31,464     25,180
                                                                                               ========   ========
         Net interest margin w/o swaps                                      3.28%    3.26%
                                                                            ====     ====




                                          INTEREST       VARIANCE DUE TO
                                          ------------- ---------------------
OPERATING MARGIN FOR                       INCREASE
         YEAR TO DATE                     (DECREASE)     VOLUME        RATE
 ------------------------------------- ------------- ------------- ----------
                                        (Dollars in thousands)
INTEREST-EARNING ASSETS:
     Loans receivable                       10,860      $ 10,825     $    35
     Mortgage-backed securities               (686)         (739)         53
     Investments                              (445)         (610)        165
                                            ------      --------     -------
                                             9,729         9,476         253
                                            ------      --------     -------

INTEREST-BEARING LIABILITIES:
     Deposits                                5,026         3,428       1,598
     Borrowings
       Securities sold w/repo                  192           334        (142)
       Notes payable                           797         1,768        (971)
       Other borrowed money                   (149)         (133)        (16)
                                            ------      --------     -------
        SUBTOTAL - BORROWINGS                  840         1,969      (1,129)

           Interest rate instruments        (2,421)           --      (2,421)
                                           -------      --------     --------
                                             3,445         5,396      (1,951)
                                           -------      --------     --------
         INTEREST RATE SPREAD


    EXCESS AVERAGE EARNING ASSETS


         NET INTEREST MARGIN               $ 6,284       $ 4,079     $ 2,205
                                           =======       =======     =======
         Net interest margin w/o swaps



                                                   AVERAGE BALANCE         AVERAGE RATE         INTEREST
                                               ---------------------- ------------------------ -------------------------
OPERATING MARGIN FOR
        QUARTER ENDED                           09/30/96    09/30/95   09/30/96     09/30/95     09/30/96     09/30/95
-------------------------------------------- ------------- ---------- ------------ ----------- ------------ ------------
                                                    (Dollars in thousands)
   INTEREST-EARNING ASSETS:
           Loans receivable                  $ 1,102,336   $  919,802    8.15%        8.08%     $ 22,466      $ 18,633
           Mortgage-backed securities            144,712      137,526    7.31%        7.48%        2,646         2,573
           Investments                           105,163      109,460    7.54%        6.96%        1,993         1,919
                                             -----------   ----------    ----         ----      --------      --------
                                               1,352,210    1,166,788    8.01%        7.90%       27,105        23,125
                                             -----------   ----------    ----         ----      --------      --------

   INTEREST-BEARING LIABILITIES:
           Deposits                              941,757      861,560    4.61%        4.69%       10,917        10,180
           Borrowings
             Securities sold w/repo               51,260       13,413    5.37%        6.07%          704           206
             Notes payable                       285,416      224,699    5.52%        5.97%        4,023         3,428
             Other borrowed money                  9,355       11,288    9.36%        9.64%          219           272
                                             -----------   ----------    ----         ----      --------      --------
               SUBTOTAL - BORROWINGS             346,030      249,399    5.60%        6.14%        4,946         3,906

           Interest rate instruments              m/a          n/a         --         0.08%           --           212
                                             -----------   ----------    ----         ----      --------      --------
                                               1,287,787    1,110,960    4.88%        5.09%       15,863        14,298
                                             -----------   ----------    ----         ----      --------      --------
         INTEREST RATE SPREAD                                            3.14%        2.81%
                                                                         ====         ====
    EXCESS AVERAGE EARNING ASSETS            $    64,423   $   55,828
                                             ===========   ==========
         Net interest margin                                             3.37%        3.05%     $ 11,242      $  8,827
                                                                                                ========      ========
         Net interest margin w/o swaps                                   3.37%        3.13%
                                                                         ====         ====



                                               INTEREST     VARIANCE DUE TO:
                                              ------------ ----------------------
OPERATING MARGIN FOR                           INCREASE
      QUARTER ENDED                           (DECREASE)    VOLUME    RATE
--------------------------------------------- ------------ -------- -------------
                                            (Dollars in thousands)
   INTEREST-EARNING ASSETS:
           Loans receivable                    $ 3,833     $ 3,655    $  178
           Mortgage-backed securities               73         132       (59)
           Investments                              74         (79)      153
                                               -------     -------    ------
                                                 3,980       3,708       272
                                               -------     -------    ------

   INTEREST-BEARING LIABILITIES:
           Deposits                                737         909      (172)
           Borrowings
             Securities sold w/repo                498         524       (26)
             Notes payable                         595         871      (276)
             Other borrowed money                  (53)        (45)       (8)
                                               -------     -------    ------
               SUBTOTAL - BORROWINGS             1,040       1,350      (310)

           Interest rate instruments              (212)         --      (212)
                                               -------     -------    ------
                                                 1,565       2,259      (694)
                                               -------     -------    ------
         INTEREST RATE SPREAD


    EXCESS AVERAGE EARNING ASSETS


         NET INTEREST MARGIN                   $ 2,415     $ 1,449    $  966
                                               =======     =======    ======
         Net interest margin w/o swaps